Exhibit 99.3

CHINA GREEN, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009
(Stated in US dollars)

CHINA GREEN, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009
(Stated in US dollars)

Basis of Presentation

On August 13, 2009, China Green Inc. entered into a Share Exchange Agreement with Glorious Pie Limited and its stockholders, pursuant to which the company acquired all of the issued and outstanding capital stock of Glorious Pie Limited in exchange for a total of 10,355,000 shares of our common stock, constituting 82.84% shares of our issued and outstanding common stock, $0.00001 par value per share.

On August 13, 2009, China Green Inc. completed an acquisition of Glorious Pie Limited pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Glorious Pie Limited is considered the acquirer for accounting and financial reporting purposes.

The unaudited pro forma consolidated financial statements of China Green, Inc. in the opinion of management include all material adjustments directly attributable to the share exchange contemplated by the Agreement. The unaudited pro forma consolidated balance sheet reflects the financial position of the company had the share exchange occurred on June 30, 2009. The pro forma consolidated statements of operations were prepared as if the transactions were consummated on July 1, 2008. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

CHINA GREEN, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED JUNE 30, 2009
(Stated in US dollars)

	Glorious	China
	Pie	Green	Pro forma
	Limited	Inc.	Adjustment	Pro forma
	$	$	$	$

Service income	11,676,141	-	-		11,676,141

Cost of services	(5,416,156)	-	-		(5,416,156)

Gross profit	6,259,985	-	-		6,259,985

General and administrative expenses	(81,806)	(24,281)	-		(106,087)

Income/(loss) before taxation	6,178,179	(24,281)	-		6,153,898

Income tax	(72,056)	-	-		(72,056)

Net income/(loss)	6,106,123	(24,281)	-		6,081,842

Other comprehensive income - Foreign currency translation adjustments	46,766	-	-		46,766

Total comprehensive income	6,152,889	(24,281)	-		6,128,608

CHINA GREEN, INC.
UNAUDITED PRO FORMA CONSOLIATED BALANCE SHEETS
AS OF JUNE 30, 2009
(Stated in US dollars)

	Glorious	China
	Pie	Green	Pro forma
	Limited	Inc.	Adjustment	Pro forma
ASSETS	$	$	$	$
Current assets
Cash and cash equivalents	849,457	-	-		849,457
Accounts receivables	5,036,977	-	-		5,036,977
Deposit paid for labour services	2,028,713	-	-		2,028,713
Deposit for contract procurements	1,413,879	-	-		1,413,879
Deposit paid for hotel investment negotiation	1,025,677	-	-		1,025,677

Total current assets	10,354,703	-	-		10,354,703

Plant and equipment, net	1,083,011	-	-		1,083,011
Investment in a subsidiary	-	100	(100)		-

TOTAL ASSETS	11,437,714	100	(100)		11,437,714

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES
Current liabilities
Amount due to a director	64,499	-	-		64,499
Amount due to a shareholder	-	23,899	-		23,899
Accrued expenses	10,034	377	-		10,411
Tax payable	72,303	-	-		72,303

TOTAL LIABILITIES	146,836	24,276	-		171,112

STOCKHOLDERS’ EQUITY
Common shares	100	105	(100)		105
Accumulated other comprehensive income	836,560	-	-		836,560
Retained earnings	10,454,218	(24,281)	-		10,429,937

	11,290,878	(24,176)	(100)		11,266,602

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	11,437,714	100	(100)		11,437,714

CHINA GREEN, INC.
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009
(Stated in US dollars)

The following adjustment to the unaudited pro forma balance sheet is based on the assumption that the share exchange was consummated on July 1, 2008.

(a)	Adjustment to reflect the capital amounts had the share exchange occurred on June 30, 2009.